                                                                    Exhibit 99.1

(CMS ENERGY LOGO)                                                   News Release

                    CMS ENERGY REPORTS FIRST QUARTER NET LOSS
                       OF $27 MILLION, OR $0.12 PER SHARE

     JACKSON, Mich., May 3, 2006 - CMS Energy (NYSE: CMS) announced today a net loss of $27 million, or $0.12 per share, for the first quarter of 2006 compared to net income of $150 million, or $0.74 per share, in the same quarter of 2005.

     The Company's adjusted (non-GAAP) results also were a loss of $0.12 per share for the quarter. Adjusted results exclude the effects of asset sales and other items, which were not significant in the first quarter.

     The expected reversal of $74 million, or $0.34 per share, of mark-to-market gains recorded in 2005 was the primary factor in the loss. Mark-to-market is a non-cash accounting adjustment that primarily reflects changes in the value of certain natural gas contracts.

     The Company's adjusted results for the first quarter of 2006, excluding mark-to-market effects, were net income of $48 million, or $0.22 per share, compared to $73 million, or $0.37 per share in the same period for 2005. The year-over-year drop in the adjusted results, excluding mark-to-market, was caused primarily by lower gas and electric sales due to much warmer weather during the quarter compared to the first quarter of 2005, including the warmest January on record.

     CMS Energy maintained its guidance for 2006 adjusted earnings, excluding mark-to-market impacts, of about $1 per share. The Company reiterated that its 2006 reported (GAAP) earnings are likely to be substantially lower than its adjusted earnings because of the expected reversal of mark-to-market gains and losses from potential asset sales. CMS Energy isn't providing specific reported earnings guidance because of the uncertainties associated with those factors.

     "The weather and high natural gas prices have been challenging. However, operating performance continues to be strong, and we continue to make progress on our plan" said David Joos, president and chief executive officer of CMS Energy.

     CMS Energy is a Michigan-based company that has as its primary business operations an electric and natural gas utility, natural gas pipeline systems, and independent power generation.

                                       ###

CMS Energy provides financial results on both a reported (Generally Accepted Accounting Principles or GAAP) and adjusted (non-GAAP) basis. Adjusted earnings provide a key measure of the Company's present operating financial performance, unaffected by discontinued operations, asset sales, impairments, or other items detailed in the attached summary financial statements. Mark-to-market is a non-cash accounting adjustment that primarily reflects changes in the value of certain natural gas contracts. Earnings guidance is provided on an adjusted basis without mark-to-market impacts.

This news release contains "forward-looking statements" as defined in Rule 3b-6 of the Securities Exchange Act of 1934, as amended, Rule 175 of the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements are subject to risks and uncertainties. They should be read in conjunction with "Forward-Looking Statements and Risk Factors" found in the Management Discussion and Analysis sections of CMS Energy's and Consumers Energy's Forms 10-K for the fiscal year ended Dec. 31, 2005 (CMS Energy's and Consumers Energy's "Forward-Looking Statements and Risk Factors" sections are both incorporated herein by reference), that discuss important factors that could cause CMS Energy's and Consumers Energy's results to differ materially from those anticipated in such statements.

For more information on CMS Energy, please visit our web site at:
www.cmsenergy.com

Media Contacts: Jeff Holyfield, 517/788-2394 or Dan Bishop, 517/788-2395

Investment Analyst Contact: CMS Energy Investor Relations, 517/788-2590

                             CMS Energy Corporation
                        SUMMARY OF CONSOLIDATED EARNINGS
                    Condensed Consolidated Income Statements
                      (Millions, Except Per Share Amounts)

                                               First Quarter
                                                (Unaudited)
                                              ---------------
                                               2006     2005
                                              ------   ------
Operating Revenue                             $2,032   $1,845
Earnings from Equity Method Investees             36       31
Operating Expenses                             2,076    1,425
                                              ------   ------
Operating Income (Loss)                       $   (8)  $  451
Other Income (Deductions)                         16       24
Fixed Charges                                    129      136
                                              ------   ------
Income (Loss) before Minority Interests       $ (121)  $  339
Minority Interests (Obligations)                 (68)     113
                                              ------   ------
Income (Loss) before Income Taxes             $  (53)  $  226
Income Tax (Benefit) Expense                     (28)      74
                                              ------   ------
Income (Loss) from Continuing Operations      $  (25)  $  152
Gain (Loss) from Discontinued Operations           1       --
                                              ------   ------
Net Income (Loss)                             $  (24)  $  152
Preferred Dividends                                3        2
                                              ------   ------
Net Income (Loss) Available to Common Stock   $  (27)  $  150
                                              ======   ======
Earnings (Loss) Per Share
   Basic                                      $(0.12)  $ 0.77
   Diluted                                     (0.12)    0.74

                             CMS Energy Corporation
                      SUMMARIZED COMPARATIVE BALANCE SHEETS
                              (Millions of Dollars)

                                                                 March 31      December 31
                                                                   2006           2005
                                                                -----------   ------------
                                                                (Unaudited)
ASSETS
Cash and cash equivalents                                         $   758        $   847
Restricted cash                                                        66            198
Other current assets                                                2,490          2,854
                                                                  -------        -------
   Total current assets                                           $ 3,314        $ 3,899
Net plant and property                                              7,898          7,845
Investments                                                           756            725
Non-current assets                                                  3,582          3,551
                                                                  -------        -------
Total assets                                                      $15,550        $16,020
                                                                  =======        =======
STOCKHOLDERS' INVESTMENT
  AND LIABILITIES
Capitalization
   Debt and capital and finance leases (*)
      Long-term debt and capital leases (excluding                $ 6,392        $ 6,464
         FIN 46 debt, finance leases and securitization debt)
      FIN 46 debt and finance leases                                  766            897
                                                                  -------        -------
   Total debt and capital and finance leases                      $ 7,158        $ 7,361
   Preferred stock and securities                                     305            305
   Minority interest                                                  354            333
   Common stockholders' equity                                      2,306          2,322
                                                                  -------        -------
   Total capitalization                                           $10,123        $10,321
Securitization debt                                                   362            370
Current liabilities                                                 1,307          1,668
Non-current liabilities                                             3,758          3,661
                                                                  -------        -------
Total Stockholders' Investment and Liabilities                    $15,550        $16,020
                                                                  =======        =======

(*)  Current and long-term

                             CMS Energy Corporation
                       SUMMARIZED STATEMENTS OF CASH FLOWS
                              (Millions of Dollars)

                                                    First Quarter
                                                      (Unaudited)
                                                    -------------
                                                     2006    2005
                                                    -----   -----
Beginning of Period Cash                            $ 847   $ 669
Cash provided by operating activities               $ 173   $ 262
Cash used in investing activities                     (42)     (8)
                                                    -----   -----
Cash flow from operating and investing activities   $ 131   $ 254
Cash provided by (used in) financing activities      (221)     17
Currency Translation Adjustment                         1      --
                                                    -----   -----
Total Cash Flow                                     $ (89)  $ 271
                                                    -----   -----
End of Period Cash                                  $ 758   $ 940
                                                    =====   =====

                             CMS Energy Corporation
                        SUMMARY OF CONSOLIDATED EARNINGS
    Reconciliations of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income
                      (Millions, Except Per Share Amounts)

                                                       First Quarter
                                                        (Unaudited)
                                                      ---------------
                                                       2006     2005
                                                      ------   ------
NET INCOME (LOSS) AVAILABLE TO COMMON STOCK           $  (27)  $  150
Reconciling Items:
   Discontinued Operations (Income) Loss                  (1)      --
   Net Asset Sales (Gains) Losses and Other                2       (2)
                                                      ------   ------
Adjusted Net Income - Non-GAAP Basis, Including MTM   $  (26)  $  148
Mark-to-market (Gains) Losses                             74      (75)
                                                      ------   ------
Adjusted Net Income - Non-GAAP Basis, Excluding MTM   $   48   $   73
                                                      ======   ======
Average Number of Common Shares Outstanding
   Basic                                                 219      195
   Diluted                                               219      206
BASIC EARNINGS PER AVERAGE COMMON SHARE
Earnings (Loss) Per Share as Reported                 $(0.12)  $ 0.77
Reconciling Items:
   Discontinued Operations (Income) Loss               (0.01)      --
   Net Asset Sales (Gains) Losses and Other             0.01    (0.01)
                                                      ------   ------
Adjusted Net Income - Non-GAAP Basis, Including MTM   $(0.12)  $ 0.76
Mark-to-market (Gains) Losses                           0.34    (0.39)
                                                      ------   ------
Adjusted Net Income - Non-GAAP Basis, Excluding MTM   $ 0.22   $ 0.37
                                                      ======   ======
DILUTED EARNINGS PER AVERAGE COMMON SHARE
Earnings (Loss) Per Share as Reported                 $(0.12)  $ 0.74
Reconciling Items:
   Discontinued Operations (Income) Loss               (0.01)      --
   Net Asset Sales (Gains) Losses and Other             0.01    (0.01)
                                                      ------   ------
Adjusted Net Income - Non-GAAP Basis, Including MTM   $(0.12)  $ 0.73
Mark-to-market (Gains) Losses                           0.34    (0.36)
                                                      ------   ------
Adjusted Net Income - Non-GAAP Basis, Excluding MTM   $ 0.22   $ 0.37
                                                      ======   ======

Note: Adjusted (non-Generally Accepted Accounting Principles) earnings provide a key measure of the Company's present operating financial performance, unaffected by discontinued operations, asset sales, impairments, or other items detailed in these summary financial statements. Mark-to-market is a non-cash accounting adjustment that primarily reflects changes in the value of certain natural gas contracts.


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